                                                                    Exhibit 10.5

                        LOS PADRES MORTGAGE COMPANY, LLC

                              OPERATING AGREEMENT

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. SECTION 15b ET SEQ., AS AMENDED (THE "FEDERAL ACT"), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT. IN ADDITION, THE ISSUANCE OF THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE CALIFORNIA SECURITIES ACT OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE "STATE ACTS"), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THE OPERATING AGREEMENT GOVERNING THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

                               TABLE OF CONTENTS

                                                                    PAGE
SECTION 1.   DEFINITIONS............................................  1
SECTION 2.   FORMATION..............................................  3
        2.1  Formation..............................................  3
        2.2  Names and Addresses....................................  3
        2.3  Nature of Business.....................................  3
        2.4  Activities of Members..................................  4
        2.5  Business Dealings Between Company and a Member.........  6
        2.6  Outside Activities.....................................  6
        2.7  Term of Company........................................  7
SECTION 3.   MANAGEMENT OF COMPANY..................................  7
        3.1  Management by Board of Directors.......................  7
        3.2  Meetings...............................................  8
        3.3  Action Without a Meeting...............................  9
        3.4  Impasse by Board of Directors..........................  9
        3.5  Liability and Indemnity................................  9
        3.6  Employment, Compensation; Reimbursement and Fees....... 10
        3.5  Designation of Officers................................ 10
        3.6  Managers............................................... 10
SECTION 4.   MEMBERS' CONTRIBUTIONS TO COMPANY...................... 10
        4.1  Initial Capital Contributions.......................... 10
        4.2  Additional Capital Contributions....................... 10
        4.3  Capital Contributions in General....................... 10
SECTION 5.   ALLOCATION OF NET PROFITS AND NET LOSSES............... 11
        5.1  Net Losses............................................. 11
        5.2  Net Profits............................................ 11
        5.3  Special Allocations.................................... 11
        5.4  Curative Allocations................................... 12
        5.5  Differing Tax Basis; Tax Allocations................... 12
SECTION 6.   DISTRIBUTIONS.......................................... 12
        6.1  Distribution of Cash Flow.............................. 12

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                       PAGE
        6.2   Tax Distributions ....................................... 12
        6.3   Withholding.............................................. 13
        6.4   Limitations on Distributions............................. 13
        6.5   In-Kind Distribution..................................... 13
SECTION 7.    RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS........... 13
        7.1   Limitations on Transfer.................................. 13
        7.3   Admission of Substituted Members......................... 13
        7.4   Election; Allocations Between Transferor and Transferee.. 14
        7.5   Partition................................................ 14
SECTION 8.    RIGHT OF FIRST REFUSAL, WITHDRAWAL, DISSOLUTION AND
              WINDING UP OF THE COMPANY................................ 14
        8.1   Right of First Refusal................................... 14
        8.2   Failure to Exercise Right of First Refusal............... 15
        8.3   Dissolution of Company................................... 15
        8.4   Termination.............................................. 15
        8.5   Winding Up of the Company................................ 15
        8.6   Negative Capital Account Restoration..................... 16
SECTION 9.    BOOKS AND RECORDS........................................ 16
        9.1   Books of Account and Bank Accounts....................... 16
        9.2   Annual Reports and Tax Returns........................... 16
        9.3   Tax Matters Partner...................................... 16
SECTION 10.   MISCELLANEOUS............................................ 17
        10.1  Confidentiality.......................................... 17
        10.2  Notices.................................................. 17
        10.3  General Terms............................................ 17
        10.4  Partnership Intended Solely for Tax Purposes............. 19
        10.5  Investment Representations............................... 19
        10.6  Arbitration.............................................. 20
        10.7  Further Assurances....................................... 21
        10.8  OTS Approval............................................. 21

                                                                    Exhibit 10.5

                        LOS PADRES MORTGAGE COMPANY, LLC

                              OPERATING AGREEMENT



     THIS OPERATING AGREEMENT is entered into effective as of June 13, 2002 by and between Resource Marketing Group, Inc. an Arizona corporation ("RMG") and Los Padres Bank, a federal savings bank ("LOS PADRES").

SECTION 1. DEFINITIONS.

     When used in this Agreement, the following terms shall have the respective meanings set forth below:

     "AFFILIATE" means any person or entity which, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term "control" as used herein (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to (a) vote fifty-one percent (51%) or more of the outstanding voting securities of such person or entity, or (b) otherwise direct management policies of such person by contract or otherwise.

     "AGREEMENT" means this Operating Agreement of Los Padres Mortgage Company, LLC.

     "CALIFORNIA ACT" means the Beverly-Killea Limited Liability Act as set forth in Title 2.5, Chapter 1 et seq. of the California Corporation Code, as hereafter amended from time to time.

     "CAPITAL ACCOUNT" means with respect to each Member the amount of money contributed by such Member to the capital of the Company, increased by the aggregate fair market value (as determined by the Members) of all property contributed by such Member to the capital of the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), the aggregate amount of all Net Profits allocated to such Member, and any and all items of gross income or gain specially allocated to such Member pursuant to Section 5.3, and decreased by the amount of money distributed to such Member by the Company (exclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to such Member), the aggregate fair market value (as determined by the Members) of all property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), the amount of any Net Losses charged to such Member, and any and all partnership and/or partner "nonrecourse deductions" specially allocated to such Member pursuant to Section 5.3.

     "CASH FLOW" means the amount, if any, of all cash receipts of the Company (including any reductions in any reserves of the Company, as determined by the Members from time to time) as of any applicable determination date in excess of the sum of (a) all cash disbursements (inclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to any Member and reimbursements made to any Member, but exclusive of distributions made to the Members in their capacities as such) of the Company prior to that date,


                                       1.

plus (b) any reserve, as determined by the Members, for anticipated cash disbursements that will have to be made before additional cash receipts from third parties will provide the funds therefor.

          "CODE" means the Internal Revenue Code of 1986, as heretofore and hereafter amended from time to time (and/or any corresponding provision of any superseding revenue law).

          "COMPANY" means the limited liability company created pursuant to this Agreement and the filing of Articles of Organization with the California Secretary of State in accordance with the provisions of the California Act.

          "INTEREST" means with respect to any Member, all of such Member's right, title and interest in and to the Net Profits, Net Losses, Cash Flow and capital of the Company, and any and all other interests therein.

          "LIQUIDATION" means, (a) in respect to the Company the earlier of the date upon which the Company is terminated under Section 708(b)(1)(A) of the Code or the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and (b) in respect to a Member wherein the Company is not in Liquidation, means the liquidation of a Member's interest in the Company under Treasury Regulation Section 1.761-1(d).

          "MEMBERS" means RMG and Los Padres, collectively; the term "Member" means any one (1) of the Members.

          "NET PROFITS" and "NET LOSSES" mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss, as the case may be, for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, for purposes of computing such taxable income or loss, (a) such taxable income or loss shall be adjusted by any and all adjustments required to be made in order to maintain Capital Account balances in compliance with Treasury Regulation Sections 1.704-1(b) and (b) any and all items of gross income or gain and/or partnership and/or partner "nonrecourse deductions" specially allocated to any Member pursuant to Section 5.3 shall not be taken into account in calculating such taxable income or loss.

          "PERCENTAGE INTEREST" means forty-nine percent (49%) with respect to RMG and fifty-one percent (51%) with respect to Los Padres.

          "SECURITIES ACTS" is defined in Section 11.5(a)(i).

          "TRANSFER" is defined in Section 7.1.

          "TREASURY REGULATION" means any proposed, temporary, and/or final federal income tax regulation promulgated by the United States Department of the Treasury as heretofore and hereafter amended from time to time (and/or any corresponding provisions of any superseding revenue law and/or regulation).

                                       2.

SECTION 2. FORMATION.

     2.1 FORMATION. The Members hereby form and constitute themselves as a California limited liability company pursuant to the provisions of the California Act and this Agreement. In connection therewith, Los Padres previously executed Articles of Organization (Form LLC-1) for the Company in accordance with the California Act that was duly filed with the Office of the California Secretary of State on the effective date hereof. Los Padres also shall execute, acknowledge and/or verify such other documents and/or instruments as may be necessary and/or appropriate in order to form the Company and/or continue its existence in accordance with the provisions of the California Act and/or to register, qualify to do business and/or operate its business in any other jurisdiction as a foreign limited liability company in accordance with the provisions of such jurisdiction.

     2.2 NAMES AND ADDRESSES. The name of the Company is "Los Padres Mortgage, LLC." The registered office of the Company in the State of California shall be at 610 Alamo Pintado Road, Solvang, CA 93463. The name and address of the registered agent for the Company in the State of California shall be Steven J. Berg, 610 Alamo Pintado Road, Solvang, CA 93463. The address of Resource Marketing Group is 6424 East Greenway Parkway, Scottsdale, Arizona 85254. The address of Los Padres Bank is 610 Alamo Pintado Road, Solvang, California 93463. The name and address of the registered agent for the Company in the State of Arizona shall be FC Service Corporation, an Arizona corporation, 3003 North Central Avenue, Suite 2600, Phoenix, Arizona 85012 (Attn: Mark A. Nesvig).

     2.3 NATURE OF BUSINESS. The general character of the business to be conducted by the Company (the "Company Business") shall be to provide, in the United States only and in the State of Arizona in particular, mortgage brokerage and origination services associated with financing the purchase, improvement or refinance of residential and commercial real estate, to engage in other ancillary activities related to such mortgage brokerage and origination services as the Company deems appropriate, and to carry on any and all activities related thereto. The Company shall perform activities typically conducted by a mortgage broker in the State of Arizona and such other states in which the Company may elect to conduct business, including but not limited to all or some of the following:

          (a) Hire, train and supervise employees; determine and pay their salaries, and determine and provide their benefits.

          (b) Arrange for the leasing or purchase of space for the conduct of the Company's business.

          (c)  Lease or purchase necessary furniture and equipment.

          (d) Arrange for and maintain telephone lines for voice, facsimile and data communication.

          (e) Arrange for and maintain all licenses, permits, registrations and filings for the Company's existence and for the conduct of its business.

                                       3.

          (f) Create and develop innovative marketing ideas and programs to build and enhance the Company's business.

          (g) Obtain business from all appropriate sources, including but not limited to the Members.

          (h) Provide general mortgage finance counseling and pre-qualification to its customers, including but not limited to prospective homeowners and refinance customers.

          (i) Provide loan origination and processing services, including but not limited to the taking of loan applications, providing necessary disclosures, collection of the customer's documentation, verification of employment and bank deposits, ordering of an appraisal, title insurance, flood zone report, and mortgage insurance, as applicable, and communicating on an ongoing basis with borrowers, lenders and investors.

          (j) Maintain lending relationships with qualified lenders authorized to lend in Arizona and such other states in which the Company may elect to conduct business including but not limited to any Member and any of its Affiliates.

          (k) Seek to place customers with suitable lenders, including but not limited to the Members and any Affiliates.

          (l) In the event that the Company refers one (1) or more of its customers to a Member or an Affiliate thereof, provide each such customer with any affiliated business arrangement disclosure forms required under RESPA, no later than the time of the referral and any other disclosure forms required under applicable federal or state statutes and regulations, no later than the time required for delivery of such disclosure forms, all of which disclosure forms shall have been approved by the Company;

          (m) Take all steps necessary to comply with RESPA, Regulation Z, and all other applicable federal or state statutes and regulations.

          (n) Assist in the collection of all loan closing documents and other materials for satisfying the applicable lender's underwriting conditions.

          (o) Place and carry public liability, worker's compensation, fire, extended coverage, business interruption, errors and omissions and such other insurance as may be necessary, for the protection of the interests and property of the Company.

          (p) Obtain all management, legal, accounting, and other services necessary in connection with the Company Business.

          (q) Enter into a mortgage services management agreement on terms reasonably acceptable to the Members.

     2.4 ACTIVITIES OF MEMBERS. In connection with the Company's operation, each of the Members specifically agrees as follows:

                                       4.

          (a) Each Member shall cooperate with the Company to the extent reasonably needed to facilitate the Company's operations, including but not limited to the execution and delivery of documentation in connection with the Company's applications for licenses and permits, but this subsection shall not require any Member to expend or risk its own funds (as opposed to funds of the Company).

          (b) Each Member will cause the Company at all times to comply with federal law applicable to federally charted savings associations, including without limitation all OTS Regulations.

          (c) In the event that the Company desires to lease or purchase space, furniture, and/or equipment from a Member or an Affiliate of a Member for the conduct of the Company's business, the Member shall make reasonable efforts to accommodate that desire if fairly compensated (subject to Section 2.5(a)).

          (d)  In the event that a Member or an Affiliate of a Member refers one
(1) or more of its customers to the Company or an Affiliate thereof, such Member shall provide, or shall cause its referring Affiliate to provide, the customer with any affiliated business arrangement disclosure forms required under RESPA, no later than the time of the referral, and any other disclosure forms required under applicable federal or state statutes and regulations, no later than the time required for deliver of such disclosure forms.

          (e) Each Member shall refrain, and shall cause each of its Affiliates to refrain, from requiring any of its customers to use the services of the Company or of any other Member.

          (f) Each Member shall take all other steps required of that Member for it and the Company to comply with RESPA and all other applicable federal or state statutes and regulations.

          (g) Except to the extent expressly authorized in writing by the Company or by the Act, no Member shall have any authority to act for, or to assume any obligations on behalf of, the Company or any other Member.

          (h) Except as otherwise provided in Section 3.1(c), without first obtaining the written consent of both of the Member(s), the General Manager shall not take any of the following actions on behalf or in the name of the
Company:
               (i) Do any act in contravention of the Agreement in its present form or as amended;

               (ii) Sell, exchange, encumber, consolidate, merge or otherwise dispose of all or substantially all of the asset of the Company; or

               (iii) Adopt a plan of dissolution of the Company.

          (i) To the extent permitted by, and in compliance with the consumer privacy provisions of the Gramm-Leach-Bliley Act of 1999, RMG shall provide the Company with a


                                       5.

report on a not less than monthly basis setting forth open sales transactions and the respective mortgage companies being used by the purchasers in such transactions.

     2.5  BUSINESS DEALINGS BETWEEN COMPANY AND A MEMBER.

          (a) Any business dealings, whether by contract, agreement or otherwise, between the Company and any Member shall be approved by both Members, shall be at arm's length and any compensation paid by the Company for a Member's services or goods shall not exceed fair market value therefor.

          (b) The Company shall refrain from requiring any of its customers to use the services of any Member.

     2.6  OUTSIDE ACTIVITIES.

          (a) Except as provided in Section 8, neither Los Padres nor any of its Related Interests will, directly or indirectly, enter into any business arrangement with another entity, including but not limited to other real estate brokers, for the purpose of engaging in business similar to Company Business (as described in Section 2.3 above) in Maricopa County, Arizona. This limitation does not preclude Los Padres from acting as an originator or broker for loan customers referred to it by other real estate brokers or any other entity.

          (b) Except as provided in Section 8, neither RMG nor any of its Related Interests will, directly or indirectly, enter into any business arrangement with another entity, including but not limited to any financial institution, other mortgage lender or mortgage broker, for the purpose of engaging in business similar to Company Business (as described in Section 2.3 above) in Maricopa County, Arizona.

          (c) As used herein, "Related Interest" includes any entity in which a Member, or Affiliate or principal of a Member, directly or indirectly, owns 25% or more of the voting or economic interests or an entity which owns, directly or indirectly, 25% or more of the voting or economic interest of a Member.

          (d) If any provision set forth in this Section 2.6 and/or the application thereof to any party or circumstance shall be determined by a court of competent jurisdiction to be invalid and/or unenforceable to any extent, then the remaining provisions of this Section 2.6 (other than those which are so determined to be invalid or unenforceable) shall be valid and enforceable to the fullest extent permitted by law.

          (e) Except as otherwise provided for in the foregoing provisions of this Section 2.6, no Member shall have any fiduciary obligation with respect to the Company or to the other Member insofar as making other investment or business opportunities available to the Company or to the other Member. Subject to the foregoing provisions of this Section 2.6, each Member may engage in whatever activity such Member may choose without having or incurring any obligation to offer any interest in such activity to the Company or to the other Member.

                                       6.

          (e) In the event a Member violates or threatens to violate the terms of this Section 2.6 the other Member shall be entitled to legal and equitable remedies, including injunction.

     2.7 TERM OF COMPANY. The term of the Company shall commence on the date the Articles of Organization for the Company is filed with the California Secretary of State and shall continue until the dissolution and winding up of the Company as provided in Section 9.

SECTION 3. MANAGEMENT OF COMPANY.

     3.1  MANAGEMENT BY BOARD OF DIRECTORS.

          (a) The overall management, operation and, control of the business of the Company shall be and hereby is vested in a Board of Directors ("Board of Directors") consisting of four representatives (each being referred to as a "Representative" or "Director"). Two Representatives shall be selected by RMG and two Representatives shall be selected by Los Padres. Each Member may change one or more of its Representatives from time to time upon written notice to the other Member, effective not less than ten days after the date of the notice. Except pursuant to the instructions of the Board of Directors, and as otherwise provided herein with respect to specific matters, no Member, acting alone, shall have any authority to act for, or to assume any obligations on behalf of, the Company or any other Member. Except as otherwise provided in this Agreement, the Board of Directors shall have the full and complete charge of all affairs of the Company, and the management and control of the Company's business shall rest exclusively with the Board of Directors. In addition to the specific rights and powers granted herein, the Board of Directors shall possess, enjoy, and may exercise all of the rights and powers of "managers" as more particularly provided in the California Act, so long as such rights and powers do not conflict with the rights, powers or obligations set forth in this Agreement.

          (b) CHAIRMAN. The Board of Directors shall, from time to time, select one (1) of its members to be the Chairman of the Board of Directors, to serve at the pleasure of the Board of Directors. As Chairman, this member shall preside at all meetings of the Board of Directors. He or she may be given supervisory authority in specific matters by action of the Board of Directors and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors. He or she shall, when authorized or directed by the Board of Directors, execute instruments in writing on behalf of the Company.

          (c) GENERAL MANAGER. The Board of Directors will select a General Manager. The General Manager may, but need not be, a member of the Board of Directors, and shall serve at the pleasure of the Board of Directors. As General Manager of the Company, he or she shall supervise and control the day-to-day business and affairs of the Company. He or she may sign, individually or with any other representative authorized by the Board of Directors, any contracts and other instruments, which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other representative of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of General Manager and such other duties as may be prescribed by the Board of Directors from time to time.


                                       7.

     3.2 MEETINGS. The Board of Directors shall hold regular and/or special meetings from time to time as they may determine to discuss Company matters, to provide direction to the General Manager with respect to the day-to-day management, operation, and control of the business of the Company, and to vote on such matters as may be subject to a vote of the Board of Directors.

         (a) Written notice of the time and place of special or regular meetings of the Board of Directors shall be given to each Director either by personal delivery, telegram, reputable overnight courier, or facsimile transmission at least five (5) days before the meeting or by notice mailed to the member at least ten (10) days before the meeting. Directors shall immediately confirm receipt of notice of such meetings to the Chairman of the Board of Directors by telephone or by a method by which notice of meetings can be given, and notice of such meetings shall not be deemed to have been duly given unless such confirmation is given by each Director or a waiver of notice is provided or deemed provided pursuant to the next paragraph; provided, however, that a member of the Board of Directors cannot claim a deficiency in such notice by intentionally refusing to confirm receipt of such notice.

         (b) Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice, or sends an email waiver of such notice, either before or after the meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not duly called or convened.

         (c) Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         (d) The Chairman of the Board of Directors, and each other Director sending a notice of any meeting, shall make his or her best efforts to specify in a notice (and in any waiver of notice) the purpose of and the specific business to be transacted at any special meeting of the Board of Directors; provided, however, that failure of such notice to contain an adequate or any description of the purpose of or business to be transacted at such meeting shall in no way invalidate any action duly adopted at such meeting or any waiver of notice of such meeting.

         (e) Meetings of the Board of Directors may be called by any one (1) of the Directors.

         (f) Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment if all members participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at that meeting.



                                       8.

     3.3 ACTION WITHOUT A MEETING. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if consent is obtained from all members of the Board of Directors and such consent(s) is (are) filed with the minutes of the proceedings of the Board of Directors. Consent may be obtained in any of the following manners:

          (a) All members of the Board of Directors sign a consent in writing, setting forth the action to be taken; or

          (b) Each member of the Board of Directors either signs a consent in writing, setting forth the action to be taken, or affirmatively responds to an email that sets forth the action to be taken by stating "I approve" with a reference to or describing the action being approved.

     Consent by either method shall have the same effect as the unanimous vote of the members of the Board of Directors.

     3.4 IMPASSE BY BOARD OF DIRECTORS. If the Board of Directors reaches an impasse (tie vote) regarding a decision not otherwise provided for in this Agreement, and except as provided immediately below, the issue shall be submitted to a member vote. The following issues will require the affirmative vote of three fourths of the members of the Board of Directors:

          (a)  Demand for additional capital contributions (See Section 4.1);

          (b)  Sale of the Company;

          (c)  Incurring debt secured by any Company assets; or

          (d) Acquiring a 25% or more interest in any other business venture or entity.

     3.5 LIABILITY AND INDEMNITY. No Member (or officer, director, shareholder or employee thereof) shall be liable or accountable in damages or otherwise to the Company or to any Member for any error of judgment or any mistake of fact or law or for anything that such Member, Director and/or officer may do or refrain from doing hereafter except in the case of willful misconduct or gross negligence. The Company does hereby indemnify and agree to hold each Member, Director, officer and employee and each Member's respective officers, directors, shareholders and employees (each being an "Indemnified Party") wholly harmless from and against any loss, expense or damage suffered by any Indemnified Party by reason of anything which such Indemnified Party may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interest; provided, however, the Company shall not be required to indemnify any Indemnified Party from any loss, expense or damage which the Indemnified Party may suffer as a result of such Indemnified Party's willful misconduct or gross negligence in performing or in failing to perform such Indemnified Party's duties hereunder and any such indemnity shall be recoverable only from the assets of the Company.


                                      9.

     3.6 EMPLOYMENT, COMPENSATION; REIMBURSEMENT AND FEES. NONE OF THE DIRECTORS SHALL BE PAID ANY COMPENSATION FOR THEIR SERVICES AS SUCH; HOWEVER, THE GENERAL MANAGER SHALL BE COMPENSATED FOR HIS OR HER SERVICES AS GENERAL MANAGER, AND THE AMOUNT OF SUCH COMPENSATION SHALL BE DETERMINED BY THE BOARD OF DIRECTORS.

Issues relating to Company employee matters, including hiring, termination, discipline, policies and procedures, and compensation (other than that of the General Manager) shall be decided by the General Manager in consultation with counsel if, in the General Manager's discretion, such consultation is appropriate. Compensation paid by the Company to its employees, including the General Manager, shall be at reasonable levels commensurate with the value of services rendered.

     3.7 DESIGNATION OF OFFICERS. The Board of Directors may, from time to time, designate officers of the Company and delegate to such officers such authority and duties as the Board of Directors may deem advisable and may assign titles (including, without limitation, president, vice-president, secretary and/or treasurer) to any such officer. Unless the Board of Directors otherwise determines, if the title assigned to an officer of the Company is one commonly used for officers of a business corporation formed under the California Corporation Code, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are customarily associated with such office pursuant to the California Corporation Code. The same officer may hold any number of titles. Any officer to whom a delegation is made pursuant to the foregoing shall serve in the capacity delegated unless and until the Board of Directors revoke such delegation or such officer resigns.

     3.8 MANAGERS. The Company shall not have any managers within the meaning of the California Act.

     SECTION 4. MEMBERS' CONTRIBUTIONS TO COMPANY.

     4.1 INITIAL CAPITAL CONTRIBUTIONS. Concurrently with the execution of this Agreement, RMG shall contribute Seventy Three Thousand Five Hundred Dollars ($73,500.00) and Los Padres shall contribute Seventy Six Thousand Five Hundred Dollars ($76,500.00) to the capital of the Company, which amounts shall be credited to each Member's respective Capital Account as and when made.

     4.2 ADDITIONAL CAPITAL CONTRIBUTIONS. If the Board of Directors determines (in the manner provided in Section 3.4 above) that funds in excess of the initial cash contributions are necessary for the Company to meet its current or projected financial requirements, then each Member shall contribute prorata (49% from RMG and 51% from Los Padres) to the Company, in cash, an amount equal to such necessary funds as an additional contribution to the capital of the Company. Any and all amounts contributed to the capital of the Company by any Member pursuant to this Section 4.2 shall be credited to the Capital Account of such Member as and when any such contribution is made.

     4.3 CAPITAL CONTRIBUTIONS IN GENERAL. Except as otherwise expressly provided in this Agreement, (a) no part of the contributions of any Member to the capital of the Company may be withdrawn by such Member, (b) no Member shall be entitled to receive interest on such Member's contributions to the capital of the Company, (c) no Member shall have the right to

                                       10.

demand or receive property other than cash in return for such Member's contribution to the Company, and (d) no Member shall be required or be entitled to contribute additional capital to the Company other than as permitted or required by this Section 4.

SECTION 5. ALLOCATION OF NET PROFITS AND NET LOSSES.

     5.1 NET LOSSES. Net Losses of the Company for each fiscal year (or part thereof) shall be allocated to the Members at the end of such fiscal year (or part thereof) in proportion to their respective Percentage Interests.

     5.2 NET PROFITS. Net Profits of the Company for each fiscal year (or part thereof) shall be allocated to the Members at the end of such fiscal year (or part thereof) in proportion to their respective Percentage Interests.

     5.3 SPECIAL ALLOCATIONS.

         (a) LOSS LIMITATION. Notwithstanding any other provisions of this Agreement, no allocation of Net Losses shall be made to any Member to the extent such an allocation would cause or increase a deficit balance standing in such Member's Capital Account (in excess of such Member's allocable share of minimum gain and after taking into account any adjustments set forth in Treasury Regulation Section 1.704(b)-1(b)(2)(ii)(d)) and any such Net Losses shall instead be allocated to the Members based upon their respective "interests" in the company as determined in accordance with Treasury Regulation Section 1.704-1(b).

         (b) QUALIFIED INCOME OFFSET. Notwithstanding any other provisions of this Agreement, items of income and gain shall be specially allocated to the Members in accordance with the qualified income offset provisions set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

         (c) NONRECOURSE DEDUCTIONS; MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision in this Section 5, (i) any and all "partnership nonrecourse deductions" (as defined in Treasury Regulation Section 1.704-2(b)(1)) of the Company for any fiscal year (or part thereof) shall be allocated to the Members in proportion to their respective Percentage Interests; (ii) any and all "partner nonrecourse deductions" (as such term is defined in Treasury Regulation Sections 1.704-2(i)(2)) attributable to any "partner nonrecourse debt" (as such term is defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Member that bears the "economic risk of loss" (as determined under Treasury Regulation Section 1.752-2) for such "partner nonrecourse debt" in accordance with Treasury Regulation Section 1.704-2(i)(1); (iii) each Member shall be specially allocated items of Company income and gain in accordance with the partnership minimum gain chargeback requirements set forth in Treasury Regulation Sections 1.704-2(f) and 1.704-2(g); and (iv) each Member with a share of the minimum gain attributable to any "partner nonrecourse debt" (as defined above in this Section 5.3) shall be specially allocated items of Company income and gain in accordance with the partner minimum chargeback requirements of Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(i)(5). For purposes of determining the Members' respective shares of Company nonrecourse liabilities pursuant to Section 752 of the Code and the Treasury Regulations promulgated thereunder, (i) a Member's interest in Company profits shall be deemed to include the allocable share of minimum gain (as determined under Treasury Regulation Section 1.704-

                                      11.

2(g)), Code Section 704(c) gain and any Net Profits allocable to such Member pursuant to this Section 5, and (ii) such Company profits shall be deemed allocable to the Members in the following order of priority: (a) first, to the Members to the extent of, and in proportion to, their respective allocable shares of minimum gain, (b) second, to the Members to the extent of, and in proportion to, their respective shares of Code Section 704(c) gain, (c) third, to the Members to the extent of, and in proportion to, their respective negative Capital Account balances, if any, and (d) thereafter, to the Members in proportion to their respective Percentage Interests.

     5.4 CURATIVE ALLOCATIONS. The effect of the limitation on the amount of Net Losses and the qualified income offset provisions set forth in Sections 5.3(a) and (b) above shall be taken into account in computing subsequent allocations of Net Profits and Net Losses pursuant to this Section 5, so that the net amount of any items so allocated and the Net Profits, Net Losses and all other items allocated to each Member pursuant to this Section 5 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 5 if such special allocations had not occurred.

     5.5 DIFFERING TAX BASIS; TAX ALLOCATIONS. Depreciation and/or cost recovery deductions and gain or loss with respect to each item of property treated as contributed to the capital of the Company shall be allocated among the Members for federal income tax purposes in accordance with the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, and for state income tax purposes in accordance with comparable provisions of any applicable state law and the regulations promulgated thereunder, so as to take into account the variation, if any, between the adjusted tax basis of such property and its book value (as determined for purposes of the maintenance of Capital Accounts in accordance with this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(g)).

SECTION 6. DISTRIBUTIONS.

     6.1 DISTRIBUTION OF CASH FLOW. Subject to Sections 6.2 and 9.3, Cash Flow of the Company shall be distributed to the Members in proportion to their respective Percentage Interests at such times and such amounts as determined by the Board of Directors.

     6.2 TAX DISTRIBUTIONS. The Company shall, as soon as practicable after the close of each fiscal year, make distributions to all Members, regardless of their tax status, in amounts intended to enable the Members (or any person whose tax liability is determined by reference to the income of a Member) to discharge their federal, state and local income tax liabilities arising from the allocations made pursuant to Section 5 (and the Company shall make advances to each Member during such fiscal year as may be necessary in order to enable such Member to make estimated tax payments with respect to such liabilities, which advances shall be credited against the next ensuing tax distribution or shall be repaid as determined by the Members). The amount distributable pursuant to this Section 6.2 shall be determined by the Board of Directors, taking into account the maximum combined federal and state tax rates applicable to the Members on ordinary income and net short-term capital gain or on net long-term capital gain, as applicable, and taking into account the deductibility of state income taxes for federal income tax purposes, and the amounts thereof so allocated to the Members, and otherwise based on such reasonable assumptions as the Board of Directors determines in good faith to be appropriate (and the assumptions described in this sentence shall be applied equally to each Member regardless of its



                                       12.

tax status). Tax Distributions will not change the ultimate allocation of cash flows under Section 6.1.

     6.3 WITHHOLDING. If required by the Code or by state, local or foreign law, the Company shall withhold any required amount from any distribution to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a distribution by the Company to such Member. Each Member agrees to timely file any document that is required by any taxing authority in order to avoid or reduce any withholding obligation that would otherwise be imposed on the Company. To the extent any amount is required to be withheld with respect to a Member and paid over to an appropriate taxing authority and which amount is in excess of the amounts distributed or deemed distributed to such Member in respect of such withholding, such excess amounts paid to the taxing authority in respect of such withholding shall be treated as a loan to such Member that is payable upon demand.

     6.4 LIMITATIONS ON DISTRIBUTIONS. Notwithstanding any other provision contained in this Agreement, the Company shall not make a distribution of Cash Flow (or other proceeds) to any Member if such distribution would violate the California Act or other applicable law.

     6.5 IN-KIND DISTRIBUTION. Assets of the Company (other than cash) shall not be distributed in kind to the Members without the prior written approval of the Board of Directors.

SECTION 7. RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS.

     7.1 LIMITATIONS ON TRANSFER. Subject to Sections 7.2 and 8 below, no Member shall be entitled to sell, exchange, assign, transfer, or otherwise dispose of, pledge, hypothecate, encumber or otherwise grant a security interest in, directly or indirectly (collectively, "TRANSFER"), all or any part of such Member's Interest or withdraw from the Company, without first making the offer described in Section 8 below and such offer shall not have been accepted.

     (a) Los Padres cannot sell, exchange, assign, transfer or otherwise dispose of any of its interest in the Company to any entity except a financial institution and RMG cannot sell, exchange, assign, transfer or otherwise dispose of any of its interest in the Company to any entity except a real estate brokerage company authorized to do such business in the geographic market where the Company does business.

     (b) Any attempted Transfer or withdrawal in violation of the restrictions set forth in this Section 7 shall be null and void ab initio and of no force or effect.

     7.2 ADMISSION OF SUBSTITUTED MEMBERS. In the event any Member Transfers such Member's Interest to a transferee in accordance with Section 7.1, then such transferee shall not be entitled to be admitted into the Company as a substituted Member unless: (a) this Agreement is amended in accordance with the California Act to reflect such admission; (b) the nontransferring Member approves the form and content of the instrument of transfer; (c) the transferor and transferee named therein execute and acknowledge such other instruments as the nontransferring Member may deem reasonably necessary to effectuate such admission; (d) the transferee accepts and adopts, in writing, all of the terms and conditions of this Agreement, as the same may have been amended; and (e) the transferor pays, as the nontransferring Member may reasonably determine, all reasonable expenses incurred in connection with such admission,





                                      13.

including, without limitation, legal fees and costs. An assignee of an Interest who does not become a substituted Member shall have no right to require any information or account of the Company's transactions, to inspect the Company books, to appoint members of the Board of Directors or to vote on any of the matters as to which a Member would be entitled to vote under this Agreement. An assignee shall only be entitled to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which the assignor was entitled, to the extent assigned.

     7.3 ELECTION; ALLOCATIONS BETWEEN TRANSFEROR AND TRANSFEREE. In the event of the Transfer of the Interest of any Member or the distribution of any property of the Company to a Member, the Company shall file, at the request of the transferring or distributee Member, an election in accordance with applicable Treasury Regulations, to cause the basis of the Company property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. Upon the transfer of all or any part of the Interest of a Member as hereinabove provided, Net Profits and Net Losses shall be allocated between the transferor and transferee on the basis of the computation method which is in the best interests of the Company as determined by the non-transferring Member, provided such method is in conformity with the methods prescribed by Section 706 of the Code and Treasury Regulation Section 1.706-1(c)(2)(ii).

     7.4 PARTITION. No Member shall have the right to partition any assets of the Company or any interest therein, nor shall a Member make application or proceeding for a partition, and upon any breach of the provisions of this
Section 7.4 by any Member, the other Member (in addition to all rights and remedies afforded by law or equity) shall be entitled to a decree or order restraining or enjoining such applications, action or proceeding.

SECTION 8. RIGHT OF FIRST REFUSAL, WITHDRAWAL, DISSOLUTION AND WINDING UP OF THE COMPANY.

     8.1  RIGHT OF FIRST REFUSAL.

     (a) If Los Padres, or any of its Related Interests, desires to enter into a business relationship with another entity, such as but not limited to another real estate broker, in Maricopa County, Arizona and the nature of the business is the same as Company Business, the Company shall have the right of first refusal as to such new business.

     (b) If RMG, or any of its Related Interests, desires to open or acquire additional offices or create, acquire or enter into a business relationship with another entity in Maricopa County, Arizona and the nature of the business is the same as Company Business, the Company shall have the right of first refusal to provide services similar to the Company Business in any such new offices or to create, acquire or enter into such other business relationship.

     (c)  Any member desiring to engage in an activity described above in this
Section 8.1 ("New Business") shall give written notice to the Company of such intent. Included in such notice shall be a full and complete description of the New Business including the nature and location of the intended activity, the name and address of any other person or business with whom the Member desires to enter into such New Business and, if applicable, a full, accurate and complete description of the price and terms upon which the new or additional relationship is to be based. Subject to applicable regulatory requirements, including OTS Regulations, the


                                       14.

Company may, within thirty (30) days after receipt of said notice, elect to engage in such New Business on the same terms that the proposed New Business is to be based.

     8.2 FAILURE TO EXERCISE RIGHT OF FIRST REFUSAL. If the Company does not elect to engage in the New Business as described in a notice pursuant to Section 8.1, the Member who gave such notice may enter into the New Business but only according to and upon the terms and conditions stated in the Member's notice given pursuant to Section 8.1. Such Member must commence the New Business within thirty (30) days (or such longer period as may be required in order to comply with OTS Regulations) after the end of the thirty (30) day election period granted to the Company in Section 8.1(c). If the Member giving notice as described in Section 8.1 shall fail to enter into such New Business within such thirty (30) day period (or such longer period as described above), such Member shall again become subject to all of the restrictions of this Agreement regarding New Business.

     8.3 DISSOLUTION OF COMPANY. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following: (a) the happening of any event of dissolution specified in the Articles of Organization, if any; (b) the entry of a decree of judicial dissolution; (c) the written consent of the Members; (d) the sale, transfer or other disposition by the Company of all or substantially all of its assets and the collection by the Company of any and all Cash Flow derived therefrom; or (e) any other event which causes a dissolution of the Company because the California Act mandates dissolution upon the occurrence of such other event, notwithstanding any agreement among the Members to the contrary. The admission of any new Member into the Company shall not dissolve the Company, but the business of the Company shall continue without interruption and without any break in continuity.

     8.4 TERMINATION. Upon the completion of the liquidation of the Company and the distribution of all Company assets, the Company's affairs shall terminate and the Members shall cause to be executed and filed a certificate of cancellation of the Company's Articles of Organization meeting the requirements of the California Act, as well as any and all other documents required to effectuate the termination of the Company under the laws of any jurisdiction in which the Company is registered or otherwise doing business.

     8.5 WINDING UP OF THE COMPANY. Upon the Liquidation of the Company caused by other than the termination of the Company under Section 708(b)(1)(B) of the Code (in which latter case the Company shall remain in existence in accordance with the provisions of such Section of the Code), the Members shall appoint a liquidating agent to proceed to wind up of the affairs of the Company. During such winding up process, the Net Profits, Net Losses and Cash Flow distributions shall continue to be shared by the Members in accordance with this Agreement. The assets shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Company on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation, in the following order: (a) first, to creditors including Members who are creditors, in the order of priority as provided by law; (b) second, to the setting up of any reserves which the Members deem necessary for any contingent, conditional or unmatured liabilities or obligations of the Company (which shall be distributed as soon as practicable to the Members in proportion to their respective positive Capital Account balances); and (c) thereafter, to the Members in proportion to, and to the extent of, the positive balance






                                      15.

standing in each such Member's Capital Account (after taking into account all Capital Account adjustments for the taxable year of such Liquidation).

     8.6 NEGATIVE CAPITAL ACCOUNT RESTORATION. No Member shall have any obligation whatsoever upon the Liquidation of such Member's Interest, the Liquidation of the Company or in any other event, to contribute all or any portion of any negative balance standing in such Member's Capital Account to the Company, to any other Member or to any other person or entity.

SECTION 9. BOOKS AND RECORDS.

     9.1 BOOKS OF ACCOUNT AND BANK ACCOUNTS. The fiscal year and taxable year of the Company shall be the year ending December 31. The Company books and records shall be maintained on the cash or accrual basis, as determined by the Board of Directors. During normal business hours at the principal office of the Company all of the following shall be made available for inspection and copying by all of the Members at their own expense: (a) true and full information regarding the status of the business and financial condition of the Company;
(b) a current list of the name and last known business, residence or mailing address of each Member; (c) a copy of this Agreement, the Articles of Organization and all amendments thereto and any foreign registration and/or qualifications, together with executed copies of any written powers-of-attorney pursuant to which this Agreement, the Articles of Organization and all amendments thereto have been executed, if any; (d) the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member to the capital of the Company and which each Member has agreed to contribute in the future; and (e) the date upon which each Member became a Member of the Company. All receipts, funds and income of the Company shall be deposited into a bank account selected by the Board of Directors and disbursements from such account may be made only upon the signature of officers as designated by the Board of Directors.

     9.2 ANNUAL REPORTS AND TAX RETURNS. Within ninety (90) days after the close of each fiscal year, the General Manager shall cause to be prepared and distributed to each Member, at the expense of the Company, audited financial statements, which shall include, without limitation, a balance sheet of the Company, an operating (income or loss) statement, and all other information customarily shown on financial statements prepared in accordance with generally accepted accounting principles, consistently applied. Within ninety (90) days after the close of each fiscal year, the General Manager shall cause to be prepared and timely filed and distributed to each Member, at the expense of the Company, all required federal and state Company tax returns.

     9.3 TAX MATTERS PARTNER. Los Padres, or such other person as the Board of Directors may designate from time to time, shall act as the "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code and make any and all elections or choices of methods of reporting income or loss for federal and state income tax purposes. Los Padres, or such other person designated by the Members, in its capacity as "tax matters partner" hereby agrees to keep the other Member reasonably informed as to the progress of any Company audits and proceedings with the Internal Revenue Service or other taxing authorities and to send promptly to the other Member copies of all material notices and correspondence with the Internal Revenue Service or other taxing authorities that are received by the Company.

                                      16.

SECTION 10. MISCELLANEOUS.

     10.1 CONFIDENTIALITY. Unless necessary and acting in their capacity as an officer or agent of the Company, each Member agrees that they will hold in strict confidence and not disclose to any person without the expressed prior written authorization of the other Member any: (a) financial statements or other financial information or data (historical or prospective) of or relating to the Company that has not been publicly disclosed by the Company; (b) information that the Company maintains in confidence and that has actual or potential economic value to the Company because it is not generally known to others and is not readily ascertainable by them, including, without limitation, information relating to the Company's marketing and business plans and strategies and information concerning any current or future plans or projects of the Company; (c) information entrusted to the Company in confidence by third parties; and (d) information reasonably designated by either Member as confidential information. The foregoing restrictions shall not apply to (i) information which is or becomes, other than as a result of a breach of this Agreement, generally available to the public, or (ii) the disclosure of the information required pursuant to a subpoena or other legal process; provided, however, that each Member shall notify the other Member and the Company in writing of the receipt of such subpoena or other legal process requiring such disclosure immediately after receipt thereof and the Company shall have reasonable opportunity to quash such subpoena or other legal process prior to any disclosure by such Member. Each Member shall continue to remain subject to the terms of this Section following the termination of such person's ownership of an Interest in the Company.

     10.2 NOTICES. All notices or other communications required or permitted hereunder shall be writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery; (ii) overnight commercial carrier; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) telegraph, telex, telecopy, or cable. Any such notice or other communication shall be deemed received and effective upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by overnight commercial carrier, one (1) day following the receipt of such communication by such carrier from the sender, as shown on the sender's delivery invoice from such carrier; (c) if mailed, on the date of delivery as shown by the sender's registry or certification receipt; (d) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (e) if given by telex or telecopy, when sent. Any notice or other communication sent by cable, telex, or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Any reference herein to the date of receipt, delivery, or giving, or effective date, as the case may be, of any notice or communication shall refer to the date such communication becomes effective under the terms of this Section 11.2. Any such notice or other communication so delivered shall be addressed to the party to be served at the address set forth in Section 2.2 above.

     Such addresses may be changed by giving written notice to the other parties in the manner set forth in this Section 11.2. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of notice or other communication sent.

     10.3 GENERAL TERMS.

                                      17.

          (a) The Section headings of this Agreement are used herein for reference purposes only and shall not govern, limit, or be used in construing this Agreement or any provision hereof.

          (b) The provisions of this Agreement shall be construed and enforced in accordance with federal law and regulations and, to the extent federal law and regulations do not apply, the laws of the State of California. It is the intent of the Parties that the Company shall be and remain at all times an Operating Subsidiary of Los Padres Bank as defined by Office of Thrift Supervision regulations.

          (c) It is the intent of the parties that the Company's operations shall at all times be in compliance with applicable federal and state laws and regulations, including without limitation, RESPA. Anything in the Agreement to the contrary notwithstanding, if the Board of Directors reasonably determines that any practice being conducted by a Member poses a significant risk of causing the Company, or any Member or any Member's Affiliates, to be in violation of RESPA, or any other applicable state or federal law or regulation, or if any court or government agency, having jurisdiction over the operations of a Member, the Member's Affiliates or the Company, restricts, enjoins, or threatens to restrict, enjoin or impose sanctions against any such person or entity as a result of such Member's practices, that Member shall, upon receipt of (a) written notice from the Board of Directors of the objectionable practice and (b) a letter explaining why the objectionable practice poses such a significant risk from either a reputable law firm retained by the Board of Directors, immediately cease such practice. Thereafter, at the option of such Member, the Member may discuss with the Board of Directors as applicable whether such Member's practices may be conducted in alternative ways in order to address such legal compliance concerns.

     (d) If any Member brings any proceeding or arbitration against any other Member that arises out of this Agreement, then the prevailing Member in such proceeding or arbitration shall be entitled to recover reasonable attorneys' fees and costs.

     (e) Subject to the restrictions set forth in Section 7, this Agreement shall inure to the benefit of and shall bind the parties hereto and their respective personal representatives, successors and assigns.

     (f) Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Members and their respective successors and assigns, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, deemed to be a third-party beneficiary of this Agreement. Every provision of this Agreement is intended to be severable.

     (g) Each Member acknowledges that (i) each Member is of equal bargaining strength; and (ii) each Member has actively participated in the drafting, preparation and negotiation of this Agreement.

     (h) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, but all of which shall constitute one (1) Agreement, binding upon the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counter part hereof.

                                      18.

     10.4 PARTNERSHIP INTENDED SOLELY FOR TAX PURPOSES. The Members have formed the Company as a California limited liability company under the California Act, and do not intend to form a general or limited partnership under California or any other state law. The Members do not intend to be partners to one another or to any third party. The Members intend the Company to be classified and treated as a partnership solely for federal and state income taxation purposes. Each Member agrees to act consistently with the foregoing provisions of this Section 11.4 for all purposes, including, without limitation, for purposes of reporting the transactions contemplated herein to the Internal Revenue Service and all state and local taxing authorities.

     10.5 INVESTMENT REPRESENTATIONS. Each Member agrees with respect to investment representations:

               (a)  Each Member understands:

                    (i) That the Interests in the Company evidenced by this Agreement have not been registered under the Securities Act of 1933, 15 U.S.C. Section 15b et. seq., the California Securities Act or any other state securities laws (the "SECURITIES ACTS") because the Company is issuing Interests in the Company in reliance upon the exemptions from the registrations requirements of the Securities Acts providing for issuance of securities not involving a public offering;

                    (ii) That the Company has relied upon the representation made by each Member that such Member's Interest in the Company is to be held by such Member for investment; and

                    (iii) That exemption from registration under the Securities Acts would not be available if any Interest in the Company was acquired by a Member with a view to distribution. Each Member agrees that the Company is under no obligation to register the Interests in the Company or to assist the Members in complying with any exemption from registration under the Securities Acts if the Member should at a later date wish to dispose of such Member's Interest in the Company.

               (b) Accordingly, each Member hereby represents to the Company that such Member is acquiring such Member's Interest in the Company for such Member's own account, for investment and not with a view to the resale or distribution.

               (c) Before acquiring any interest in the Company, each Member has investigated the Company and its business and the Company has made available to each Member all information necessary for the Member to make an informed decision to acquire an Interest in the Company. Each Member considers itself to be a person or entity possessing experience and sophistication as an investor adequate for the evaluation of the merits and risks of the Member's investment in the Company.

               (d) Each Member understands the meaning and consequences of the representations, warranties and covenants made by such Member set forth herein and that the Company has relied upon such representations, warranties and covenants. Each Member hereby indemnifies, defends, protects and holds wholly free and harmless the Company from and against any and all losses, damages, expenses or liabilities arising out of the breach and/or

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
inaccuracy of any such representation, warranty and/or covenant. All representations, warranties and covenants contained herein and the indemnification contained in this Section 11.5(d) shall survive the execution of this Agreement, the formation of the Company, and the liquidation of the Company.

          (e) In the event the Company discovers any breach and/or inaccuracy of any of the representations, warranties and/or covenants contained herein by any Member, the Company may, at the Company's election, rescind the issuance of the Interest in the Company issued to such Member. Upon any such rescission by the Company, any such Member shall be conclusively presumed to have immediately transferred such Member's Interest in the Company to the Company and to have withdrawn from the Company. In the event of any such rescission, any capital contributions of such Member may, at the election of the Company, be retained and applied in satisfaction of the indemnity described in Section 11.5(d) above.

     10.6 ARBITRATION. Any controversy arising out of or relating to this agreement, or the making, performance or interpretation thereof, including the interpretation and scope of this arbitration provision, claims arising thereunder or relating thereto, and any claims involving statements, agreements or representations made during the negotiation of this Agreement, whether in contract or in tort, subject, in any instance, to clauses (i), (ii) and (iii) of the last paragraph of this section shall be settled by final and binding arbitration. The arbitrator shall determine his own jurisdiction. To commence arbitration, the initiating party shall deliver written notice demanding arbitration to the other party or parties. If the parties fail to select an arbitrator within thirty (30) days of the date on which arbitration is demanded by the initiating party, any party may request the appointment of an arbitration by JAMS, and each party hereby agrees to submit to such arbitrator's jurisdiction.

          All arbitration proceedings shall be held in Santa Barbara County, California. All questions of procedure in connection with the arbitration not set forth in this provision shall be settled by reference to the Commercial Arbitration Rules of the American Arbitration Association then in effect, although this arbitration shall not be subject in any way to the jurisdiction of the American Arbitration Association. Discovery shall be allowed as set forth in Section 1283.05 of the California Code of Civil Procedure but only to the extent the arbitration shall not be unreasonably delayed.

          Any arbitration hearing shall commence, if at all possible, within twenty (20) business days after selection of the arbitrator and shall, to the extent possible, continue from day to day thereafter until concluded.

          Subject to the control of the arbitrator, each party agrees to furnish to the other upon request all books, records and documents in his possession reasonably necessary to a proper determination of the controversy. The arbitrator shall have jurisdiction to allocate his own fees and expenses as between the parties and to apply the terms of this Agreement with respect to the prevailing party's cost and expenses.

          The arbitrator must be an attorney with at least ten (10) years of experience. The arbitrator shall not be related to any party (or beneficial owner thereof), nor shall the arbitrator have at any time in the past received or supplied any goods or services to any party (or any



                                      20.

beneficial owner thereof) to such arbitration or otherwise had any direct business dealings with any party (or any beneficial owner thereof).

          Any petition or notice in connection with any arbitration proceeding hereunder or its confirmation in a court of law may be served in accordance with the provisions of the notice clause contained in this Agreement.

          Judgment on the arbitration award may be entered in any state or federal court of competent jurisdiction. Nothing contained herein shall, however, (i) prevent any party from seeking and obtaining extraordinary or provisional relief, including, but not limited to, specific performance, prohibitory or mandatory injunctions or extraordinary writs in any court of law or equity having jurisdiction, (ii) prevent any party from joining any other party as defendant in any action brought by or against a third party, or (iii) prevent any party from filing a legal action hereunder to effectuate any attachment or garnishment, provided that such party stipulates in such action, at any other party's request, to arbitration of the merits of said case in accordance with this provision.

     10.7 FURTHER ASSURANCES. At any time and from time to time, after the effective date hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     10.8 OTS APPROVAL. Formation of the Company and effectiveness of this Agreement is contingent upon approval or non-objection by the OTS to the application/notice to be filed with the OTS by Los Padres to form an operating subsidiary pursuant to OTS Regulations. Los Padres will use good faith efforts in promptly submitting to the OTS all necessary filings and fees required to from an operating subsidiary. This Agreement is also subject to any conditions or terms imposed by the OTS, if any. If OTS approval or non-objection is not obtained then either party may declare this agreement null and void and each party shall bear its respective costs incurred in attempting to form the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.



RESOURCE MARKETING GROUP, INC.           LOS PADRES BANK



By: /s/ Tim Hatlestad                    By: /s/ Craig J. Cerny
   ------------------------------           ------------------------------

Its: President                           Its: Chairman and CEO
    -----------------------------            -----------------------------

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